Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                         For the Month of August 1999
                    Distribution Date of September 15, 1999
                           Servicer Certificate #16


Original Pool Amount                                      $500,864,370.04

Beginning Pool Balance                                    $292,641,114.30
Beginning Pool Factor                                         0.584272174

Principal and Interest Collections:
     Principal Collected                                   $12,791,802.76
     Interest Collected                                     $2,271,845.98

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $1,238,162.09
Total Additional Deposits                                   $1,238,162.09

Repos / Chargeoffs                                            $488,305.19
Aggregate Number of Notes Charged Off                                 110

Total Available Funds                                      $16,026,428.41

Ending Pool Balance                                       $279,636,388.77
Ending Pool Factor                                              0.5583076

Servicing Fee                                                 $243,867.60

Repayment of Servicer Advances                                $275,382.42

Reserve Account:
     Beginning Balance  (see Memo Item)                    $16,764,218.48
     Target Percentage                                               5.25%
     Target Balance                                        $14,680,910.41
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                   ($2,083,308.07)
     Ending Balance                                        $14,680,910.41

Current Weighted Average APR:                                       9.370%
Current Weighted Average Remaining Term (months):                   36.90

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days          $1,727,466.52      1,463
                                31 - 60 days           $417,229.86        333
                                60+  days              $152,783.78         87

     Total:                                          $2,297,480.16      1,487

     Balances:                  60+  days            $2,585,697.88         87

Memo Item - Reserve Account
     Prior Month                                    $15,363,658.50
+    Invest. Income                                     $72,663.89
+    Excess Serv.                                    $1,327,896.09
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $16,764,218.48

Exhibit 20.6
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of August 1999

                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                               $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                  5.94%              6.10%

Beginning Pool Balance                         $292,641,114.30
Ending Pool Balance                            $279,636,388.77

Collected Principal                             $12,516,420.34
Collected Interest                               $2,271,845.98
Charge - Offs                                      $488,305.19
Liquidation Proceeds / Recoveries                $1,238,162.09
Servicing                                          $243,867.60
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $15,782,560.81

Beginning Balance                              $292,641,114.30     $282,398,558.21     $10,242,556.09

Interest Due                                     $1,449,939.19       $1,397,872.86         $52,066.33
Interest Paid                                    $1,449,939.19       $1,397,872.86         $52,066.33
Principal Due                                   $13,004,725.53      $12,549,560.14        $455,165.39
Principal Paid                                  $13,004,725.53      $12,549,560.14        $455,165.39

Ending Balance                                 $279,636,388.77     $269,848,998.07      $9,787,390.70
Note / Certificate Pool Factor                                              0.5583             0.5583
   (Ending Balance / Original Pool Amount)
Total Distributions                             $14,454,664.72      $13,947,433.00        $507,231.72

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                 $1,327,896.09
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $16,764,218.48
(Release) / Draw                                ($2,083,308.07)
Ending Reserve Acct Balance                     $14,680,910.41

Exhibit 20.6
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of August 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                       5                   4                   3                   2                  1
                                    Apr-99              May-99              Jun-99              Jul-99             Aug-99
Beginning Pool Balance         $352,038,070.81     $335,891,805.57     $315,427,555.68     $303,217,968.07     $292,641,114.30

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                  $865,321.50         $943,455.18         $624,948.81       $1,173,801.86         $488,305.19
    Recoveries                     $551,646.83         $435,207.30         $666,796.29         $435,605.66       $1,238,162.09

Total Charged Off (Months 5, 4, 3)                   $2,433,725.49
Total Recoveries (Months 3, 2, 1)                    $2,340,564.04
Net Loss / (Recoveries) for 3 Mos                       $93,161.45(a)

Total Balance (Months 5, 4, 3)                   $1,003,357,432.06(b)

Loss Ratio Annualized  [(a/b) * (12)]                     0.11142%

Trigger:  Is Ratio > 1.5%                                       No
                                                                            Jun-99              Jul-99             Aug-99

B)   Delinquency Trigger:                                                $3,220,780.92       $3,306,865.01       $2,585,697.88
     Balance delinquency 60+ days                                             1.02108%            1.09059%            0.88357%
     As % of Beginning Pool Balance                                           0.87517%            0.97921%            0.99842%
     Three Month Average

Trigger:  Is Average > 2.0%                                     No

C)   Noteholders Percent Trigger:                         2.93111%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer